Exhibit 5.1

Seaport West 155 Seaport Boulevard Boston, MA 02210-2600 617 832 1000 main 617 832 7000 fax

April 24, 2020

Biogen Inc.

225 Binney Street

Cambridge, Massachusetts 02142

Re:	Shelf Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel for Biogen Inc., a Delaware corporation (the “Company”), in connection with the registration statement on Form S-3 (the “Registration Statement”) being filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), on the date hereof.

You have provided us with a draft of the Registration Statement in the form in which it will be filed with the Commission. The Registration Statement includes a base prospectus (the “Prospectus”), which provides that it will be supplemented in the future by one or more supplements to the Prospectus (each, a “Prospectus Supplement”). The Prospectus provides for the offering of an unspecified amount of one or more series of the Company’s debt securities (collectively, “Debt Securities”) which may be issued pursuant to an indenture dated as of September 15, 2015 between the Company, as issuer, and U.S. Bank National Association, as trustee (the “Trustee”), and incorporated by reference as Exhibit 4.1 to the Registration Statement, and one or more indentures supplemental thereto with respect to any particular series of Debt Securities (together, the “Indenture”). The Debt Securities may be offered and sold from time to time pursuant to Rule 415 promulgated under the Act, in amounts, at prices and on terms to be determined at the time of the offering thereof.

We have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies. As to facts material to the opinions, statements and assumptions expressed herein, we have, with your consent, relied upon oral or written statements and representations of officers and other representatives of the Company. We have not independently verified such factual matters.

Biogen Inc.

April 24, 2020

In expressing our opinions below, we have assumed, with your consent, that:

(a)    the Registration Statement (including any and all required post-effective amendments thereto) will be effective under the Act and will comply with all applicable laws at the time the Debt Securities are offered or sold as contemplated by the Registration Statement (including any and all required post-effective amendments thereto), the Prospectus and the applicable Prospectus Supplement(s);

(b)    no stop order suspending the effectiveness of the Registration Statement (including any and all required post-effective amendments thereto) will have been issued and remain in effect;

(c)    a Prospectus Supplement describing the Debt Securities offered thereby and the offering thereof and complying with all applicable laws will have been prepared and filed with the Commission;

(d)    the Debt Securities will be offered and sold in the form and with the terms set forth in the Registration Statement (including any and all required post-effective amendments thereto), the Prospectus and the applicable Prospectus Supplement(s);

(e)    the Debt Securities will be offered and sold in compliance with all applicable federal and state securities laws and in the manner stated in the Registration Statement (including any and all required post-effective amendments thereto), the Prospectus and the applicable Prospectus Supplement(s);

(f)    the Indenture, as executed and delivered, will be in substantially the form filed as an exhibit to the Registration Statement (including any and all required post-effective amendments thereto) and will comply in all applicable respects with the Trust Indenture Act of 1939 (the “Trust Indenture Act”) and the rules and regulations promulgated thereunder, and the Indenture will have been duly qualified under the Trust Indenture Act prior to the offering and sale of the Debt Securities;

(g)    the Debt Securities offered and sold and the terms of the Indenture, as executed and delivered, do not and will not violate any applicable law or the organizational documents of the Company or result in a default under or breach of any agreement or instrument binding upon the Company;

(h)    the Company will have obtained any and all legally required consents, approvals, authorizations and other orders of the Commission and any and all other regulatory authorities and other third parties necessary to offer and sell the Debt Securities being offered and to execute and deliver the Indenture;

(i)    the Debt Securities offered and sold and the terms of the Indenture, as executed and delivered, will comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company; and

Biogen Inc.

April 24, 2020

(j)    a definitive purchase, underwriting or similar agreement (each a “Purchase Agreement”) with respect to any Debt Securities offered and sold will have been duly authorized and validly executed and delivered by the Company and the other parties thereto.

Our opinion expressed below is qualified to the extent that (i) the enforceability or validity of any provision of any agreement, instrument or document or any rights granted thereunder may be subject to or affected by any bankruptcy, insolvency, reorganization, moratorium, preference, fraudulent conveyance, fraudulent transfer or similar law relating to or affecting the rights and remedies of creditors generally which may be in effect from time to time, (ii) the remedy of specific performance or any other equitable remedy may be unavailable in any jurisdiction or may be withheld as a matter of judicial discretion, (iii) equitable principles and principles of public policy may be applied in construing or enforcing any of the provisions of any agreement, instrument or document, (iv) the enforceability, validity or binding effect of any remedial provision of any agreement, instrument or document may be limited by applicable law, including, but not limited to, the application of principles of materiality, reasonableness, good faith and fair dealing, which may limit particular rights and remedies but not so as to interfere materially with the practical realization of the benefits intended to be provided by such agreement, instrument or document, and (v) rights to indemnification and contribution may be limited by federal and state securities laws or public policy. We express no opinion as to the effectiveness of any waiver of stay, extension or usury laws.

To the extent that the obligations of the Company under the Debt Securities may be dependent upon such matters, we have assumed, with your consent, that (i) the Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (ii) the Trustee has and will have the requisite organizational and legal power and authority to execute and deliver and to perform its obligations under the Indenture, (iii) the Trustee is and will be duly qualified to engage in the activities contemplated by the Indenture, (iv) the Indenture has been duly authorized, executed and delivered by the Trustee and constitutes and will constitute the legally valid and binding obligations of the Trustee, enforceable against the Trustee in accordance with its terms, and (v) the Trustee is and will be in compliance, generally and with respect to acting as a trustee under the Indenture, with all applicable laws and regulations.

We have also assumed, with your consent, that: (i) the Debt Securities and any related supplemental indenture or resolutions of the Company’s board of directors or officers’ certificate establishing the terms thereof (collectively with the Indenture, the “Documents”) will be governed by the internal laws of the State of New York; (ii) each of the Documents will be duly authorized, executed and delivered by the parties thereto; (iii) each of the Documents will constitute legally valid and binding obligations of the parties thereto other than the Company, enforceable against each of them in accordance

Biogen Inc.

April 24, 2020

with their respective terms; and (iv) the status of each of the Documents as legally valid and binding obligations of the parties thereto will not be affected by any (a) breaches of, or defaults under, any agreements or instruments, (b) violations of any statutes, rules, regulations or court or governmental orders, or (c) failures to obtain required consents, approvals or authorizations from, or to make required registrations, declarations or filings with, any governmental authorities or other third parties.

We are opining herein only as to the federal laws of the United States, the internal laws of the State of New York, and the Delaware General Corporation Law, in each case as in effect on the date of this opinion, and we express no opinion with respect to the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any other local agencies within any state.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, when the Debt Securities and any required amendment or supplement to the Indenture have been duly established in accordance with the Indenture and all applicable law by all necessary corporate action of the Company (including, without limitation, the adoption by the board of directors of the Company of a resolution in form and content as required by applicable law duly authorizing the issuance and delivery of the Debt Securities), duly authenticated by the Trustee and duly executed, issued and delivered on behalf of the Company against payment therefor in accordance with the terms and provisions of the Indenture (as so amended or supplemented), the applicable Purchase Agreement and all applicable law, such Debt Securities will constitute legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations thereunder.

Our opinion set forth above is limited to the matters expressly set forth in this letter, and no opinion is implied or may be inferred beyond the matters expressly stated. This opinion speaks only as to law and facts in effect or existing as of the date hereof, and we undertake no obligation or responsibility to update or supplement this opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes in law that may hereafter occur.

Very truly yours,

FOLEY HOAG LLP

By:	/s/ John D. Hancock
a Partner